Exhibit 99.1

Contact:	Brad Tilden	-or-	Caroline Boren
	206/392-5362		206/392-5799

FOR IMMEDIATE RELEASE	April 20, 2006

ALASKA AIR GROUP REPORTS FIRST QUARTER RESULTS

SEATTLE — Alaska Air Group, Inc. (NYSE:ALK) today reported a first quarter net loss of $79.1 million, or $2.36 per share, compared to a net loss of $80.5 million, or $2.39 per diluted share, in the first quarter of 2005. The 2006 results include an impairment charge on the company’s MD-80 fleet of $131.1 million ($81.9 million, after tax, or $2.44 per share) resulting from the decision to transition to an all -Boeing 737 aircraft fleet type. Both periods include mark-to-market fuel hedge accounting gains and losses and the first quarter of 2005 includes a charge related to the cumulative effect of a maintenance accounting policy change and restructuring charges that also impact the comparability of the periods. Excluding the impact of the items noted above, the company would have reported net income in the first quarter of 2006 of $2.8 million, or $0.08 per share, compared to a net loss of $41.7 million, or $1.54 per share, in the first quarter of 2005.

“We’re very pleased to report an adjusted net profit for what is seasonally our weakest quarter,” said Bill Ayer, chairman and chief executive officer. “Our people are working hard to provide excellent value for our customers and improve efficiency. Add to that a fare environment that allows us to recover a greater portion of our high fuel costs, and we’ve got a great start to the year.”

Last month, Alaska announced that it was investing $750 million to replace its MD-80s and move to a single fleet type by the end of 2008. As a result of this strategic decision, the company wrote down the value of its owned MD-80 fleet to estimated market value, recording a non-cash charge of $131.1 million. Separately, the company expects to make cash payments totaling $130 million to $150 million to terminate MD-80 leases before the end of the lease term. These costs will be recorded in future periods. “While this investment is substantial, it represents an important step toward ensuring our long-term competitiveness,” said Ayer.

Alaska Airlines’ passenger traffic in the first quarter increased 4.7 percent on a capacity increase of 3.1 percent. Alaska’s load factor increased 1.1 percentage points to 73.7 percent, compared to the same period in 2005. Alaska’s operating revenue per available seat mile (ASM) increased 9.3 percent, while its operating cost per ASM excluding fuel, impairment of aircraft and restructuring charges and adjustments decreased 6.8 percent. Alaska’s pretax loss for the quarter was $124.7 million, compared to income before taxes and the accounting change of $15.4 million in

2005. Excluding the items noted above, Alaska would have reported pretax income of $7.6 million for the quarter, compared to a pretax loss of $54.9 million in the first quarter of 2005.

Horizon Air’s passenger traffic in the first quarter increased 14.8 percent on a 12.1 percent capacity increase. Horizon’s load factor increased by 1.7 percentage points to 70.7 percent, compared to the same period in 2005. Horizon’s operating revenue per ASM increased 7.6 percent, and its operating cost per ASM excluding fuel decreased 0.1 percent. Horizon’s pretax loss for the quarter was $0.4 million, compared to income before taxes and the accounting change of $4.6 million in 2005. Excluding the mark-to-market fuel hedge adjustments, Horizon’s pretax loss was $1.6 million for the quarter, compared to $7.7 million in the first quarter of 2005.

Alaska Air Group had cash and short-term investments at March 31, 2006, of approximately $1.0 billion compared to $983 million at December 31, 2005. The company’s debt-to-capital ratio, assuming aircraft operating leases are capitalized at seven times annualized rent, was 76 percent as of March 31, 2006, compared to 73 percent as of December 31, 2005.

A summary of financial and statistical data for Alaska Airlines and Horizon Air, as well as a reconciliation of the reported non-GAAP financial measures, can be found on pages 6 through 10.

A conference call regarding the first quarter 2006 results will be simulcast via the Internet at 9:30 a.m. Pacific Time on April 20, 2006. It may be accessed through the company’s website at alaskaair.com. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call at alaskaair.com.

This report contains forward-looking statements that are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: the competitive environment and other trends in our industry; changes in our operating costs including fuel, which can be volatile; our ability to meet our cost reduction goals; our inability to achieve or maintain profitability and fluctuations in our quarterly results; our significant indebtedness; our inability to secure new aircraft financing; the implementation of our growth strategy; the timing of the MD-80 fleet disposal, the market value of MD-80 aircraft, and the amounts of potential lease termination payments with lessors and sublease payments from sub lessees; compliance with our financial covenants; potential downgrades of our credit ratings and the availability of financing; the concentration of our revenue from a few key markets; general economic conditions, as well as economic conditions in the geographic regions we serve; actual or threatened terrorist attacks; global instability and potential U.S. military actions or activities; insurance costs; labor disputes; our ability to attract and retain qualified personnel; an aircraft accident or incident; liability and other claims asserted against us; operational disruptions; increases in government fees and taxes; changes in laws and regulations; our reliance on automated systems; and our reliance on third-party vendors and partners. For a discussion of these and other risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. All of the forward- looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this press release to conform them to actual results.

# # #

Alaska Airlines and sister carrier, Horizon Air, together serve 88 cities through an expansive network throughout Alaska, the Lower 48, Canada and Mexico. For reservations visit alaskaair.com. For more news and information, visit the Alaska Airlines/Horizon Air newsroom at http://newsroom.alaskaair.com.

ALASKA AIR GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In Millions Except Per Share Amounts)

	Three Months Ended March 31
	2006	2005
Operating Revenues:
Passenger	$679.5	$587.0
Freight and mail	21.4	20.3
Other - net	34.5	35.2

Total Operating Revenues	735.4	642.5

Operating Expenses:
Wages and benefits	223.2	240.6
Variable incentive pay	8.5	4.1
Contracted services	36.7	30.6
Aircraft fuel, including hedging gains and losses	163.1	38.5
Aircraft maintenance	61.2	61.2
Aircraft rent	46.6	46.1
Food and beverage service	11.5	11.5
Selling expenses	40.0	37.4
Depreciation and amortization	36.9	34.2
Landing fees and other rentals	49.0	52.2
Other	52.8	51.4
Impairment of aircraft	131.1	—
Restructuring charges and adjustments	—	7.4

Total Operating Expenses	860.6	615.2

Operating Income (Loss)	(125.2)	27.3

Nonoperating Income (Expense):
Interest income	11.1	5.9
Interest expense	(19.1)	(14.1)
Interest capitalized	4.7	0.8
Other - net	(0.9)	(2.9)

	(4.2)	(10.3)

Income (loss) before income tax and accounting change	(129.4)	17.0
Income tax expense (benefit)	(50.3)	7.1

Income (loss) before accounting change	$(79.1)	$9.9
Cumulative effect of accounting change, net of tax	—	(90.4)

Net Loss	$(79.1)	$(80.5)

Basic Earnings (Loss) Per Share:
Income (loss) before accounting change	$(2.36)	$0.36
Cumulative effect of accounting change	NA	(3.33)

Net Loss Per Share	$(2.36)	$(2.97)

Diluted Earnings (Loss) Per Share:
Income (loss) before accounting change	$(2.36)	$0.34
Cumulative effect of accounting change	NA	(2.73)

Net Loss Per Share	$(2.36)	$(2.39)

Shares Used for Computation:
Basic	33.464	27.147
Diluted	33.464	33.158

Alaska Air Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In Millions)	March 31, 2006	December 31, 2005
Cash and marketable securities	$1,012	$983

Total current assets	$1,601	$1,540
Property and equipment-net	2,039	2,032
Other assets	248	220

Total assets	$3,888	$3,792

Current liabilities	$1,331	$1,165
Long-term debt and capital lease obligations	1,027	969
Other liabilities and credits	779	830
Shareholders’ equity	751	828

Total liabilities and shareholders’ equity	$3,888	$3,792

Alaska Airlines Financial and Statistical Data

	Quarter Ended March 31
Financial Data (in millions):	2006	2005		% Change
Operating Revenues:
Passenger	$536.8	$471.3		13.9
Freight and mail	20.5	19.3		6.2
Other - net	32.7	32.7		0.0

Total Operating Revenues	590.0	523.3		12.7

Operating Expenses:
Wages and benefits	175.7	196.9		(10.8)
Variable incentive pay	6.4	2.8		128.6
Contracted services	31.9	27.8		14.7
Aircraft fuel, including hedging gains and losses	142.0	34.2		315.2
Aircraft maintenance	44.3	50.1		(11.6)
Aircraft rent	29.3	28.4		3.2
Food and beverage service	10.8	10.9		(0.9)
Selling expenses	33.2	32.7		1.5
Depreciation and amortization	32.2	30.3		6.3
Landing fees and other rentals	38.4	40.6		(5.4)
Other	39.0	38.4		1.6
Impairment of aircraft	131.1	—		NM
Restructuring charges and adjustments	—	7.4		NM

Total Operating Expenses	714.3	500.5		42.7

Operating Income (Loss)	(124.3)	22.8		NM

Interest income	11.8	6.3
Interest expense	(15.8)	(11.5)
Interest capitalized	4.3	0.7
Other - net	(0.7)	(2.9)

	(0.4)	(7.4)

Income (Loss) Before Income Tax and Accounting Change	$(124.7)	$15.4		NM

Operating Statistics:
Revenue passengers (000)	3,905	3,851		1.4
RPMs (000,000)	4,080	3,897		4.7
ASMs (000,000)	5,539	5,370		3.1
Passenger load factor	73.7%	72.6%		1.1pts
Yield per passenger mile	13.16 ¢	12.09	¢	8.8
Operating revenue per ASM	10.65 ¢	9.74	¢	9.3
Operating expenses per ASM (a)	12.90 ¢	9.32	¢	38.4
Operating expense per ASM excluding fuel, impairment of aircraft, and restructuring charges and adjustments(a)	7.97 ¢	8.55	¢	(6.8)
GAAP fuel cost per gallon (a)	$1.68	$0.41		313.7
Economic fuel cost per gallon (a)	$1.67	$1.33		25.4
Fuel gallons (000,000)	84.5	84.2		0.4
Average number of full-time equivalent employees	8,988	9,219		(2.5)
Aircraft utilization (blk hrs/day)	11.0	10.7		2.8
Average aircraft stage length (miles)	921	897		2.7
Operating fleet at period-end	113	109		3.7

NM = Not Meaningful

(a)	See Note A on page 8.

Horizon Air Financial and Statistical Data

	Quarter Ended March 31
Financial Data (in millions):	2006		2005		% Change
Operating Revenues:
Passenger	$143.8		$117.7		22.2
Freight and mail	0.9		1.0		(10.0)
Other - net	1.5		2.5		(40.0)

Total Operating Revenues	146.2		121.2		20.6

Operating Expenses:
Wages and benefits	46.5		41.9		11.0
Variable incentive pay	2.1		1.3		61.5
Contracted services	6.1		5.5		10.9
Aircraft fuel, including hedging gains and losses	21.1		4.3		390.7
Aircraft maintenance	16.9		11.1		52.3
Aircraft rent	17.3		17.7		(2.3)
Food and beverage service	0.7		0.6		16.7
Selling expenses	8.1		6.7		20.9
Depreciation and amortization	4.4		3.6		22.2
Landing fees and other rentals	10.9		11.8		(7.6)
Other	11.8		11.3		4.4

Total Operating Expenses	145.9		115.8		26.0

Operating Income	0.3		5.4		NM

Interest income	0.7		0.3
Interest expense	(1.8)		(1.2)
Interest capitalized	0.4		0.1
Other - net	—		—

	(0.7)		(0.8)

Income (Loss) Before Income Tax and Accounting Change	$(0.4)		$4.6		NM

Operating Statistics:
Revenue passengers (000)	1,594		1,475		8.1
RPMs (000,000)	620		540		14.8
ASMs (000,000)	877		782		12.1
Passenger load factor	70.7%		69.0%		1.7pts
Yield per passenger mile	23.19	¢	21.82	¢	6.3
Operating revenue per ASM	16.67	¢	15.50	¢	7.6
Operating expenses per ASM (a)	16.64	¢	14.80	¢	12.4
Operating expense per ASM excluding fuel (a)	14.23	¢	14.25	¢	(0.1)
GAAP fuel cost per gallon (a)	$1.64		$0.36		356.5
Economic fuel cost per gallon (a)	$1.73		$1.38		25.4
Fuel gallons (000,000)	12.9		12.0		7.5
Average number of full-time equivalent employees	3,538		3,363		5.2
Aircraft utilization (blk hrs/day)	8.8		8.4		4.8
Operating fleet at period-end	69		66		4.5

NM = Not Meaningful

(a)	See Note A on page 8.

Note A:

Pursuant to Item 10 of Regulation S-K, we are providing disclosure of the reconciliation of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure and monitor performance both with and without the cost of aircraft fuel (including the gains and losses associated with our fuel hedging program where appropriate), aircraft impairment charges, and restructuring charges and adjustments. Because the cost and availability of aircraft fuel are subject to many economic and political factors beyond our control and we record changes in the fair value of our hedge portfolio in our income statement, it is our view that the measurement and monitoring of performance without fuel is important. In addition, we believe the disclosure of financial performance without impairment and restructuring charges is useful to investors. Finally, these non-GAAP financial measures are also more comparable to financial measures reported to the Department of Transportation by other major network airlines.

The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP financial measures for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

Alaska Airlines, Inc.:
($ in millions)	Three Months Ended March 31,

Unit cost reconciliations:	2006	2005
Operating expenses	$714.3	$500.5
ASMs (000,000)	5,539	5,370

Operating expenses per ASM	12.90 ¢	9.32 ¢

Operating expenses	$714.3	$500.5
Less: aircraft fuel	(142.0)	(34.2)
Less: impairment of aircraft	(131.1)	—
Less: restructuring charges and adjustments	—	(7.4)

Operating expenses excluding fuel, impairment of aircraft, and restructuring charges and adjustments	$441.2	$458.9
ASMs (000,000)	5,539	5,370

Operating expenses per ASM excluding fuel, impairment of aircraft, and restructuring charges and adjustments	7.97 ¢	8.55 ¢

Reconciliation to GAAP income (loss) before taxes and accounting change:
Income (loss) before taxes and accounting change, excluding mark-to-market hedging gains (losses), impairment of aircraft, and restructuring charges and adjustments	$7.6	$(54.9)
Mark-to-market hedging gains (losses) included in aircraft fuel	(1.2)	77.7
Less: impairment of aircraft	(131.1)	—
Less: restructuring charges and adjustments	—	(7.4)

GAAP income (loss) before taxes and accounting change as reported	$(124.7)	$15.4

	Three Months Ended March 31,
	2006		2005
Aircraft fuel reconciliations:*	(000s)	Cost/Gal	(000s)	Cost/Gal
GAAP fuel expense**	$142.0	$1.68	$34.2	$0.41
Add: mark-to-market gains (losses) related to hedges that settle in future periods, net of the reclassification of previously recorded mark-to-market gains on settled hedges	(1.2)	(0.01)	77.7	0.92

Economic fuel expense	$140.8	$1.67	$111.9	$1.33

Fuel gallons (000,000)	84.5		84.2

*	Beginning this quarter, the Company is recording all fuel hedging activity, including mark-to-market gains and losses, in aircraft fuel expense. Prior year amounts have been reclassified for consistency.

**	Includes $25.8 million and $19.1 million in 2006 and 2005, respectively, of gains on hedges that settled during the reported period.

Horizon Air Industries, Inc.
($ in millions)	Three Months Ended March 31,

Unit cost reconciliations:	2006	2005
Operating expenses	$145.9	$115.8
ASMs (000,000)	877	782

Operating expenses per ASM	16.64 ¢	14.80	¢

Operating expenses	$145.9	$115.8
Less: aircraft fuel	(21.1)	(4.3)

Operating expenses excluding fuel	$124.8	$111.5
ASMs (000,000)	877	782

Operating expenses per ASM excluding fuel	14.23 ¢	14.25	¢

Reconciliation to GAAP income (loss) before taxes and accounting change:
Income (loss) before taxes and accounting change, excluding mark-to-market hedging gains (losses)	$(1.6)	$(7.7)
Mark-to-market hedging gains (losses) included in aircraft fuel	1.2	12.3

GAAP income (loss) before taxes and accounting change as reported	$(0.4)	$4.6

	Three Months Ended March 31,
	2006		2005
Aircraft fuel reconciliations:*	(000s)	Cost/Gal	(000s)	Cost/Gal
GAAP fuel expense**	$21.1	$1.64	$4.3	$0.36
Add: mark-to-market gains related to hedges that settle in future periods, net of the reclassification of previously recorded mark-to-market gains on settled hedges	1.2	0.09	12.3	1.02

Economic fuel expense	$22.3	$1.73	$16.6	$1.38

Fuel gallons (000,000)	12.9		12.0

*	Beginning this quarter, the Company is recording all fuel hedging activity, including mark-to-market gains and losses, in aircraft fuel expense. Prior year amounts have been reclassified for consistency.

**	Includes $4.2 million and $2.9 million in 2006 and 2005, respectively, of gains on hedges that settled during the reported period.

Air Group Net Income (Loss) and EPS Reconciliation:

The following table summarizes Alaska Air Group, Inc.’s net income (loss) and earnings per share during 2006 and 2005 excluding the cumulative effect of the accounting change, mark-to-market hedging gains net of related reclassifications, impairment of aircraft, and restructuring charges and adjustments, as reported in accordance with GAAP (in millions except per share amounts):

	Three Months Ended March 31,
	2006		2005
	Dollars	Diluted EPS	Dollars	Diluted EPS
Net income (loss) and diluted EPS excluding the cumulative effect of the accounting change, mark-to-market hedging gains, impairment of aircraft and restructuring charges and adjustments *	$2.8	$0.08	$(41.7)	$(1.54)
Effect of dilutive shares and interest on convertible bonds *	—	—	NA	0.32
Cumulative effect of accounting change, net of tax	—	—	(90.4)	(2.73)
Mark-to-market hedging gains, net of tax	—	—	56.2	1.69
Impairment of aircraft, net of tax	(81.9)	(2.44)	—	—
Restructuring charges and adjustments, net of tax	—	—	(4.6)	(0.13)

Reported GAAP amounts	$(79.1)	$(2.36)	$(80.5)	$(2.39)

*	For the three months ended March 31, 2005, diluted loss per share excluding the impact of the accounting change, mark-to-market hedging gains, restructuring and impairment charges has been calculated using the weighted average number of shares oustanding (27.1 million at March 31, 2005). This share count excludes the dilutive impact of stock awards and the contingently convertible senior notes as the impact would have been antidilutive (and thus excluded) if calculated based on a net loss of $41.7 million.

In order to reconcile the diluted loss per share to the GAAP loss per share, the table above includes $0.32, which represents the impact of the additional shares that were used in the GAAP loss per share as well as $1.2 million of interest, net of tax, on the contingently convertible senior notes added back to earnings in order to derive the loss per share in accordance with GAAP.

The per share impact of the change in accounting, mark-to-market gain on fuel hedges, restructuring and impairment charges have been presented in the table above assuming 33.2 million fully diluted shares outstanding.

The following table summarizes Alaska Air Group, Inc.’s basic and diluted per share calculations for earnings before the accounting change and net loss (in millions except per share amounts):

	Three Months Ended March 31,
	2006	2005
Basic Earnings (Loss) Per Share:
Income (loss) before accounting change	$(79.1)	$9.9
Weighted average shares outstanding	33.464	27.147

Income (loss) per share before accounting change	$(2.36)	$0.36

Cumulative effect of accounting change, net of tax	NA	$(90.4)
Weighted average shares outstanding	NA	27.147

Per share cumulative effect of accounting change	NA	$(3.33)

Net loss	$(79.1)	$(80.5)
Weighted average shares outstanding	33.464	27.147

Net loss per share	$(2.36)	$(2.97)

Diluted Earnings (Loss) Per Share:
Income (loss) before accounting change	$(79.1)	$9.9
Interest on convertible notes, net of tax	NA	1.2

Income (loss) before accounting change for diluted calculation	$(79.1)	$11.1
Weighted average shares outstanding	33.464	33.158

Income (loss) per share before accounting change	$(2.36)	$0.34

Cumulative effect of accounting change, net of tax	NA	$(90.4)
Weighted average shares outstanding	NA	33.158

Per share cumulative effect of accounting change	NA	$(2.73)

Net loss	$(79.1)	$(80.5)
Interest on convertible notes, net of tax	NA	1.2

Net loss for diluted calculation	$(79.1)	$(79.3)
Weighted average shares outstanding	33.464	33.158

Net loss per share	$(2.36)	$(2.39)

Forecasted Financial Measures

During our quarterly earnings conference call, we expect to discuss forward-looking forecasted unit cost information for 2006. This forecasted unit cost information includes non-GAAP unit cost estimates which are summarized in the following table together with the most directly comparable GAAP unit cost for both Alaska Airlines, Inc. and Horizon Air Industries, Inc.:

	Alaska Airlines			Horizon Air
	Forecast of cost per available seat mile, excluding fuel (cents)	Forecast of fuel cost per available seat mile (See Note 1)	Forecast of total operating cost per available seat mile, as reported on a GAAP basis (cents)	Forecast of cost per available seat mile, excluding fuel (cents)	Forecast of fuel cost per available seat mile (See Note 1)	Forecast of total operating cost per available seat mile, as reported on a GAAP basis (cents)
Second quarter 2006	7.9	2.8	10.7	14.1	3.0	17.1
Third quarter 2006	7.5	3.0	10.5	13.7	3.3	17.0
Fourth quarter 2006	7.5	3.1	10.6	14.4	3.4	17.8

Note 1: Our forecast of fuel costs is based on anticipated gallons consumed and estimated fuel cost per gallon. The estimate also includes the expected benefit from settled hedges. Given the volatility of fuel prices and the mark-to-market adjustments on our fuel hedge portfolio, readers should be cautioned that actual fuel expense will likely differ from the forecast above.